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                                                                     EXHIBIT 5.1


         [Letterhead of Cooperman Levitt Winikoff Lester & Newman, PC]


                              December 21, 1999


GraphOn Corporation
150 Harrison Avenue
Campbell, California 95008

          Re:  Registration Statement on Form S-1
               Under the Securities Act of 1933

Ladies and Gentlemen:

     In our capacity as counsel to GraphOn Corporation, a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a
Registration Statement on Form S-1 (File No. 333-     ), being contemporaneously
filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 300,000 shares of common stock, par value $.0001 per share, of the Company ("Warrant Shares") that are issuable upon future exercises of certain common stock purchase warrants heretofore issued by the Company, which are exercisable at $8.50 per share and will expire on December 31, 2000 (the "Warrants"), which have been included in the Registration Statement for the account of the person identified as the Selling Stockholder therein.

     In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Warrants, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Warrants and the Warrant Shares and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
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     (2)  The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Warrants and as described in the Registration Statement, will be duly and validly issued fully paid and non-assessable.


     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                                LESTER & NEWMAN, P.C.



                              By: /s/Ira Roxland
                                A Member of the Firm